EX-99.1
PRESS RELEASE

PRESS RELEASE

FOR IMMEDIATE RELEASE	DECEMBER 28, 2005

Azurel, Ltd. Comes out of Bankruptcy

AZUREL, LTD. (Bulletin Board Symbol - AZUR) today announced that it has formally come out of bankruptcy. Azurel, Ltd. is a full line fragrance and cosmetic company with its own proprietary brands, including Privilege and Benendre.

Disclosure: This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service, demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether made by or on behalf of the Company are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof. For further information, please see the Company's current 10-K filing.

Contact: Azurel, Ltd.
Steven Moskowitz, President
Empire State Building
350 5th Avenue
Suite 2204
New York, New York 10118
azurel2005@yahoo.com
(917) 685-4958
Fax (212) 594-4172